Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UroGen Pharma Ltd. of our report dated March 21, 2022 relating to the financial statements, which appears in UroGen Pharma Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 11, 2022